SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 1, 2006

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:  (253) 205-3000

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2006, the Company hired Thomas J. Ducatelli as the new Executive Vice President Business Development effective October 1, 2006. Tom Ducatelli previously served as Senior Vice President US Sales of Tech Data Corporation from February 2005 to August 2006. Mr. Ducatelli earned a bachelor's degree in marketing from Southern Connecticut State University in New Haven.

In connection with Mr. Ducatelli’s hiring, the Company executed an offer letter setting the terms of an at-will employment arrangement for his position as Executive Vice President Business Development. Pursuant to this agreement, Mr. Ducatelli will be paid cash compensation of $300,000 per year and a target annual bonus program to be determined by the Board of Directors. The Company will also provide up to $20,000 in relocation assistance.

Mr. Ducatelli’s offer of employment also provides that in the event his at-will employment is terminated, Mr. Ducatelli will be eligible to receive six months of his base salary. If the Company has a change of control during Mr. Ducatelli’s tenure, he will be eligible to receive one year of his base salary.

The foregoing description of the Mr. Ducatelli’s at-will employment agreement is qualified in its entirety by reference to the provisions of the offer letter to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006.

On September 1, 2006, in connection with the above offer of employment of Thomas J. Ducatelli, Mr. Ducatelli signed the Company’s standard form of indemnification agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(c) Appointment of Principle Officers
The Company has appointed Tom Ducatelli as Executive Vice President Business Development effective October 1, 2006. A summary of the material terms of Mr. Ducatelli’s offer letter is discussed in Item 1.01 above and is incorporated herein by reference.

Mr. Ducatelli served as Senior Vice President US Sales at Tech Data Corporation, a leading distributor of IT products, from February 2005 to August 2006. Prior to that, he served as senior Vice President of Sales and Business Development for Dallas-based CompuCom Systems Inc., a $1.7 billion IT solution provider he joined in 1994. Prior to CompuCom, Mr. Ducatelli was a national sales executive with mid-range computer manufacturer Digital Equipment Corp. His background also includes serving as a business development analyst with J.C. Penney.

Mr. Ducatelli does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the registrant to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: September 6, 2006	/s/ RONALD P. MCFADDEN

By: Ronald P. McFadden Its: Secretary and Chief Financial Officer